                                                        EXHIBIT 10.22


November 25, 1998




Ms. Devera A. Buckley, Assistant Vice President
State Street Bank and Trust Company of Missouri, N.A.
Corporate Trust Department
P.O. Box 321
St. Louis, Missouri  63166-0321

Re:   Rosewood Care Center Holding Co.
      Letter of Credit No. F700564 in the amount of $3,129,889.00
      Expiring December 6, 1998

Dear Ms. Buckley:

This is to advise you that SunTrust Bank, Central Florida, N.A., will renew the above-referenced Letter of Credit in favor of State Street Bank and Trust Company of Missouri, N.A., for a period of one year.

If you should have any questions, please call me at (407) 237-5303.

Sincerely,

/s/Glenys Blenden

Glenys Blenden
Vice President

Copies: Ms. Susan Gamble - Summers, Compton, Wells & Hamburg